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        As filed with the Securities and Exchange Commission on April __, 1997
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-A


                        FOR REGISTRATION OF CERTAIN CLASSES OF
                     SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                       OF THE SECURITIES EXCHANGE ACT OF 1934.


                               Westfield America, Inc.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

               Missouri                               43 075 8627
----------------------------------------    ---------------------------------
(State of incorporation or organization)    (IRS Employer Identification No.)

       11601 Wilshire Boulevard
              12th floor
         Los Angeles, California                                     90025
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)

     Securities to be registered pusuant to Section 12(b) of the Act:

Title of each class to be          Name of each exchange on which each class
  to be so registered                          is to be registered
 -------------------------        ------------------------------------------
Common Stock,                      New York Stock Exchange, Inc.
par value $.01 per share



     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                         / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                      / /

          Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
                                    --------------
                                   (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information pertaining to Westfield America, Inc.'s (the "Registrant's") Common Stock provided in the sections entitled "Description of Capital Stock" and "Certain Provisions of the Company's Articles of Incorporation and By-Laws and of Missouri Law" contained in the Registrant's prospectus which is to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. Such prospectus is to be filed with respect to the Registrant's Registration Statement on Form S-11 (Registration No. 333-22731) filed on March 4, 1997, as amended (the "Registration Statement").

ITEM 2.   EXHIBITS.

     The following exhibits will be filed with the New York Stock Exchange:

          1.1 Registration Statement on Form S-11. Incorporated by reference to the Registration Statement on Form S-11, dated March 4, 1997, as amended, previously filed with the New York Stock Exchange.

          1.2  Third Restated Certificate of Incorporation of the Registrant.

          1.2  Second Amended and Restated By-Laws of the Registrant.

          1.3 Specimen Stock Certificate for the Registrant's Common Stock, par value $.01 per share.


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                                      SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   WESTFIELD AMERICA, INC.


                                   By:
                                      -------------------------------------

                                      Name:  Peter S. Lowy
                                      Title:     Co-President

Dated:  April   , 1997


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                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   WESTFIELD AMERICA, INC.



                                   By:          /S/ PETER S. LOWY
                                      -------------------------------------
                                      Name:  Peter S. Lowy
                                      Title:  Co-President

Dated:  April 24, 1997


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